NOTICE OF DISPOSITION OF COLLATERAL

Pursuant to Section 59(10) of the Personal Property Security
Act of British Columbia

TO:	689158 B.C. Ltd. (the "Debtor")
c/o O'Neill & Taylor Law Corporation
Suite 1880 - 1055 West Georgia Street
Vancouver, BC V6E 3P3

AND TO:	TSI Medical Corp.
810 Peace Portal Drive, Suite 202
Blaine, Washington 98230

AND TO:	XLR Medical Corp. (formerly known as TSI Medical Corp.)
Suite 3400 - 666 Burrard Street Vancouver, BC V6C 2X8

TAKE NOTICE THAT THE PERSONAL PROPERTY SET FORTH IN Schedule "A" has been seized by The Charles F. White Corporation on the 23rd day of September 2005 under the provisions of the following:

(a)	a Loan Agreement dated the 8th day of March, 2005 between The Charles F. White Corporation (the "Creditor") and the Debtor;

(b)	a U.S. $500,000 Promissory Note dated the 8th day of March, 2005 issued by the Debtor;

(c)	a Guarantee dated the 8th day of March, 2005 from XLR Medical Corp., formerly known as TSI Medical Corp. (the "Guarantor") to the Creditor;

(d)	a Share Pledge Agreement dated the 8th day of March, 2005 between the Guarantor and the Creditor; and

(e)	a Forbearance And Amendment Agreement (the "Forbearance Agreement") dated the 28th day of February, 2005 between the Debtor, the Creditor and the Guarantor.

(together the "Security Agreement")

1.

The amount required to satisfy the obligations secured under the Security Agreement is US$699,233.24, detailed as per Schedule "B", together with interest at the rate of $216.99 per day from September 15 to September 23, 2005.

2.

The following default has cause the Security Agreement to become enforceable: default in payment of the balance owing from the Debtor to the Creditor on or before March 31, 2005 as specified in the Forbearance Agreement.

3.	The actual or estimated expenses of enforcing the Security Agreement, holding, repairing, processing, and preparing the collateral for disposition is $2,000.00.

4.

Upon payment of the amounts shown in paragraphs 1 and 3 hereof, namely US$699,233.24 plus CAD$2,000.00 in cash or certified cheque prior to our disposition of the collateral, you may redeem the collateral.

5.	The sum actually in arrears exclusive of the operation of any acceleration clause in the Security Agreement is US$699,233.24.

PLEASE BE ADVISED THAT unless the collateral is redeemed it will be disposed of by private sale on or after October 17, 2005;

This notice is provided to you in accordance with the Personal Property Security Act and amendments thereto.

Dated: September 26, 2005

The Charles F. White Corporation
by: its solicitors, Boughton Law Corporation

per: Alan H. Brown

SCHEDULE A

1.	Share Certificate 60 for 275,000 Shares of Techniscan, Inc.

2.	Share Certificate 61 for 551,420 Shares of Techniscan, Inc.

SCHEDULE B

The Charles F. While Corporation
Summary of Loans to XLR / TSI Medical Corp.
At Close of Business on September 14, 2005
(in $US)

			Number of Days	Accrued Interest
	Date of issuance	Principal Amount	Outstanding	@ 12% Per Annum

Note #1	November 26, 2003	$50,000.00	658	$10,7:0.00

Note #2	February 2, 2004	55,000.00	590	10,652.04

Note #3	February 20, 2004	20,000.00	572	3,755.44

Note #4	March 2, 2004	325,000.00	561	59,853.72

Note #5	March 6, 2004	50,000.00	557	9,142.69

		500,000.00		94,203.89

	July 2, 2004, interest at 24% per annum	80,000.00	439	23,066.45

		$580,000.00		$117,270.33

	Note: interest accrues daily at	$ 216.99